SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): August 14, 2008
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As disclosed in its quarterly report on Form 10-Q for the quarter ended June 27, 2008, Church & Dwight Co., Inc. (the “Company”) announced that it was redeeming all of its outstanding 5.25% Senior Convertible Debentures due 2033 (the “Debentures”) on August 15, 2008 (the "Redemption Date") at 101.50% of the principal amount of the Debentures. In lieu of surrendering the Debentures for cash, holders could elect to convert their Debentures into shares of Company common stock. The conversion rate was 32.26 shares of Company common stock per $1,000 principal amount of Debentures (equivalent to a conversion price of $31.00 per share). In order to exercise the conversion right, holders had to surrender their Debentures for conversion prior to the close of business on August 14, 2008 (the “Conversion Date”).  At the time the Debentures were called for redemption, $99,894,000 principal amount of Debentures were outstanding.

As of the Conversion Date, holders of $99,886,000 principal amount of the Debentures that were outstanding when the Debentures were called for redemption converted their Debentures into 3,222,293 shares of Company common stock, and on the Redemption Date, the Company redeemed the remaining $8,000 principal amount of Debentures for a total redemption price of $8,120.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	August 19, 2008	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer